Exhibit 10.04

SANDERS MORRIS HARRIS GROUP INC.
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into by and between Sanders Morris Harris Group Inc. (the “Company”) and ---, employee of the Company or a Subsidiary thereof (“Grantee”) effective as of the grant date(s) shown in the attached Appendix to this Agreement (the “Appendix”), pursuant to the Company’s Capital Incentive Program (the “Program”). The Program was adopted by the Compensation Committee pursuant to authority granted to it under the Company’s 1998 Incentive Plan, as amended (the “Plan”), each of the Program and Plan is incorporated herein by reference in its entirety. Capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the Program and the Plan.

WHEREAS, the Company desires to grant to Grantee a number of restricted shares of the Company's common stock, par value $.01 per share (the “Common Stock”), subject to the terms and conditions of this Agreement and the Program, with a view to increasing Grantee's interest in the Company's welfare and growth; and

WHEREAS, Grantee desires to receive shares of the Common Stock subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Common Stock. Subject to the restrictions, forfeiture provisions and other terms and conditions set forth herein (a) the Company hereby grants to Grantee the number of shares of Common Stock (“Restricted Shares”) as set out in the Appendix hereto, and (b) Grantee shall have and may exercise rights and privileges of ownership of such Restricted Shares, including, without limitation, the voting rights of such shares and the right to receive dividends declared in respect thereof, subject to the terms and conditions of the Program.

2. Transfer Restrictions. Grantee shall not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of (collectively, “Transfer”) any Restricted Shares. These transfer restrictions shall lapse in accordance with the Vesting Schedule set out in the Appendix, provided that Grantee remains an Employee through the Vesting Date except as may otherwise be provided in the Program.

3. Forfeiture.

(a) Termination of Employment. If Grantee's Employment is terminated, then Grantee’s vested interest, if any, in the Restricted Shares shall be determined pursuant to the terms and conditions of the Program.

(b) Forfeited Shares. Any Shares forfeited hereunder shall automatically revert to the Company and become canceled. Any certificate(s) representing Restricted Shares which include forfeited shares shall only represent that number of Restricted Shares which have not been forfeited hereunder. Upon the Company's request, Grantee agrees for himself and any other holder(s) to tender to the Company any certificate(s) representing Restricted Shares which include forfeited shares for a new certificate representing the unforfeited number of Restricted Shares.

4. Issuance of Certificate.

(a) The Restricted Shares may not be Transferred until they become vested. Further, the vested and unrestricted shares may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws in the opinion of counsel satisfactory to the Company. The Company shall cause to be issued a stock certificate, registered in the name of the Grantee, evidencing the Restricted Shares upon receipt of a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the legend as set forth in the Program. Such legend shall not be removed from the certificate evidencing Restricted Shares until such time as the restrictions thereon have lapsed.

(b) The certificate issued pursuant to this Section 4, together with the stock powers relating to the Restricted Shares evidenced by such certificate, shall be held by the Company. The Company may issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

5. Miscellaneous.

(a) Certain Transfers Void. Any purported transfer of Restricted Shares in breach of any provision of this Agreement, the Program or the Plan shall be void and ineffectual, and shall not operate to transfer any interest or title in the purported transferee.

(b) No Fractional Shares. All provisions of this Agreement concern whole shares of Common Stock. If the application of any provision hereunder would yield a fractional share, the value of such fractional share shall be paid to the Grantee in cash.

(c) Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create any right to continued employment with the Company or any Subsidiary.

(d) Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to Grantee at his address indicated on the Company's stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner herein set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means), and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

(e) Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and Grantee. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any amendment or waiver agreed to by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Grantee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition in this Agreement, or breach thereof, in one or more instances shall be deemed a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

(f) Independent Legal and Tax Advice. The Grantee is strongly advised to obtain independent legal and tax advice regarding this grant of Restricted Shares and the disposition of such shares, including, without limitation, the election available under Section 83(b) of the Internal Revenue Code.

(f) Governing Law and Severability. This Agreement shall be governed by the internal laws, and not the laws of conflict, of the State of Texas. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement which shall remain in full force and effect.

(g) Successors and Assigns. Subject to the limitations which this Agreement imposes upon transferability of Restricted Shares, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and Grantee, and, upon his death, on his estate and beneficiaries thereof (whether by will or the laws of descent and distribution).

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

COMPANY: SANDERS MORRIS HARRIS GROUP INC. By: Name: Title: Address: Sanders Morris Harris Group Inc. Telecopy No.: (___) ____-______ Attention: GRANTEE: Signature Printed Name

APPENDIX TO
RESTRICTED STOCK AGREEMENT

Grantee’s Name:        Name

Vesting Schedule:

Annual Anniversary	Vested % of the Shares Subject
of the Grant Date	to the Restricted Stock Award

First	50%

Second	75%

Third	100%

Number of
Grant Date:	Restricted Shares Granted

____________________________
____________________________

Note: All vesting is subject to the terms and conditions of the Program.